$5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $100,000,000       Floating Rate Notes [x]    Book Entry Notes [x]

Original Issue Date: 4/15/97         Fixed Rate Notes [_]       Certificated Notes [_]


Maturity Date: 4/15/98

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:


                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)

N/A                      N/A                     N/A                  N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                               Maximum Interest Rate: N/A

[_]     Commercial Paper Rate                      Minimum Interest Rate: N/A

[_]     Federal Funds Rate                         Interest Reset Date(s): *

[_]     Treasury Rate                              Interest Reset Period: Daily

[_]     LIBOR Reuters                              Interest Payment Date(s): **

[_]     LIBOR Telerate

[x]     Prime Rate

[_]     CMT Rate

Initial Interest Rate: ***                  Interest Payment Period: Quarterly


 Index Maturity:  N/A

 Spread (plus or minus): -2.76%


*     Daily on each Business Day.

**    07/15/97, 10/15/97, 1/15/98 and 04/15/98.

*** The Prime Rate as of April 15, 1997, minus 276 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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